UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2021

IKONICS CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota	000-25727	41-0730027
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4832 Grand Avenue Duluth, Minnesota	55807
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (218) 628-2217

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	IKNX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.                  Entry into a Material Definitive Agreement.

As previously announced, IKONICS Corporation (“IKONICS”) and TeraWulf Inc. (“TeraWulf”) have entered into an Agreement and Plan of Merger, dated as of June 24, 2021, as amended (the “merger agreement”), with respect to a strategic business combination involving IKONICS and TeraWulf. Pursuant to the terms of the merger agreement, (i) Telluride Merger Sub I, Inc. (“Merger Sub I”), a wholly owned subsidiary of Telluride Holdco, Inc. (“Holdco”), which is a wholly owned subsidiary of IKONICS, will merge with and into IKONICS, (the “First Merger”), with IKONICS surviving the First Merger, and (ii) Telluride Merger Sub II, Inc. (“Merger Sub II”), a wholly owned subsidiary of Holdco, will merge with and into TeraWulf (the “Second Merger”), with TeraWulf surviving the Second Merger.

On December 8, 2021, IKONICS entered into a fourth amendment (the “Amendment”) to the merger agreement to specifically reference its full legal entity name. The foregoing description of the Amendment does not purport to be complete and is subject to, and qualified by, the full text of the Amendment, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Item 8.01.         Other Events.

On December 7, 2021, Lake Mariner Data LLC (“Lake Mariner”), a Delaware limited liability company and a wholly-owned, indirect subsidiary of TeraWulf, executed a non-fixed price sales and purchase agreement (the “Bitmain Equipment Supply Agreement”) with Bitmain Technologies Limited (“Bitmain”) to purchase 3,000 S19 XP pro miners with a hash rate of approximately 140 Th/s and power consumption of approximately 3,010 W/unit, with 500 units to be delivered on a monthly basis from July 2022 through December 2022. The estimated aggregate purchase price of the miners under the Bitmain Equipment Supply Agreement is approximately $32.6 million. The actual purchase price of the miners will be determined one month prior to the respective batch of the miners is shipped and with reference to the market circumstances, provided that the actual purchase price of the miners will not be higher than the estimated purchase price. Upon receipt of notification of the actual purchase price provided by Bitmain, Lake Mariner is entitled to (i) continue the order of the respective batch of the miners with the original hash rate and pay the remaining amount at the actual purchase price, (ii) request Bitmain to increase the hash rate by an amount that would equate to the dollar difference by when the estimated purchase price exceeds the actual purchase price (if any) or (iii) partially or wholly cancel the respective batch of the miners; provided, however, that, prior to Bitmain’s notification of the actual price, Lake Mariner shall make timely payments based on the estimated purchase price as specified in the Bitmain Equipment Supply Agreement. The purchase price for the miners will be paid as follows: (x) at least 35% within two days after signing the Bitmain Equipment Supply Agreement; (y) at least 35% six months prior to the shipment of the miners; and (z) the remaining 30% one month prior to the shipment of the miners. If Bitmain fails to deliver the miners after thirty days after the respective deadline, Lake Mariner will be entitled to cancel the order of such batch of the miners and request Bitmain to refund the purchase price of such undelivered batch of the miners together with interest of 0.0333% per day for the period beginning from the date immediately after which payment for such batch of the miners was made to the date immediately prior to Lake Mariner’s request for refund. If Lake Mariner does not cancel the order and requests Bitmain to deliver such batch of the miners, Bitmain is required to compensate Lake Mariner a daily amount equal to 0.0333% of the price for such undelivered batch of the miners to be paid in the form of delivery of more rated hash rate. Bitmain has the right to discontinue the sale of the miners and to make changes to the miners at any time, without prior approval from or notice to Lake Mariner.

Item 9.01.                  Financial Statements and Exhibits.

(d)         Exhibit.

Exhibit Number	Description
2.1
Amendment No. 4 to Agreement and Plan of Merger, dated December 8, 2021, by and among IKONICS Corporation, Telluride Holdco, Inc., Telluride Merger Sub I, Inc., Telluride Merger Sub II, Inc., and TeraWulf Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Additional Information and Where to Find It; Participants in the Solicitation

In connection with the proposed business combination between IKONICS and TeraWulf, Holdco has filed an effective registration statement on Form S-4 with the SEC that includes a proxy statement/prospectus. The proxy statement/prospectus and a proxy card has also been sent or given to IKONICS shareholders entitled to vote at the special meeting relating to the proposed transaction. The proxy statement/prospectus, any other relevant documents, and all other materials filed with the SEC concerning IKONICS are (or, when filed, will be) available free of charge at http://www.sec.gov and http:/www.ikonics.com/investor-relations. Shareholders should read carefully the proxy statement and any other relevant documents that IKONICS files with the SEC when they become available before making any voting decision because they will contain important information.

This current report on Form 8-K does not constitute a solicitation of proxy, an offer to purchase, or a solicitation of an offer to sell any securities. IKONICS and its directors and executive officers are deemed to be participants in the solicitation of proxies from shareholders in connection with the proposed transaction. Information regarding the names of such persons and their respective interests in the transaction, by securities holdings or otherwise, will be set forth in the definitive proxy statement when it is filed with the SEC. Additional information regarding these individuals is set forth in the proxy statement/prospectus. To the extent IKONICS’ directors and executive officers or their holdings of IKONICS’ securities have changed from the amounts disclosed in the Proxy Statement, to IKONICS’ knowledge, such changes have been reflected on initial statements of beneficial ownership on Form 3 or statements of change in ownership on Form 4 on file with the SEC. These materials are (or, when filed, will be) available free of charge at http://www.ikonics.com/investor-relations.

Forward Looking Statements

This current report on Form 8-K contains “forward-looking statements” within the meaning of the U.S. federal securities laws. Such statements include statements concerning anticipated future events and expectations that are not historical facts. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Actual results may vary materially from those expressed or implied by forward-looking statements based on a number of factors, including, without limitation: (1) risks related to the consummation of the mergers, including the risks that (a) the mergers may not be consummated within the anticipated time period, or at all, (b) the parties may fail to obtain shareholder approval of the merger agreement, (c) other conditions to the consummation of the mergers under the merger agreement may not be satisfied, (d) all or part of TeraWulf’s contemplated financing may not become available, and (e) the significant limitations on remedies contained in the merger agreement may limit or entirely prevent a party from specifically enforcing another party’s obligations under the merger agreement or recovering damages for any breach; (2) approval of the combined company’s application to list its shares on The Nasdaq Stock Market LLC, (3) the effects that any termination of the merger agreement may have on a party or its business, including the risks that (a) the price of IKONICS’ common stock may decline significantly if the mergers are not completed, (b) the merger agreement may be terminated in circumstances requiring IKONICS to pay TeraWulf a termination fee of $1.2 million, or (c) the circumstances of the termination, may have a chilling effect on alternatives to the mergers; (4) the effects that the announcement or pendency of the mergers may have on IKONICS and its business, including the risks that as a result (a) the business, operating results or stock price of IKONICS’ common stock may suffer, (b) its current plans and operations may be disrupted, (c) the ability of IKONICS to retain or recruit key employees may be adversely affected, (d) its business relationships (including, customers, franchisees and suppliers) may be adversely affected, or (e) management and employee attention may be diverted from other important matters; (5) the effect of limitations that the merger agreement places on IKONICS’ ability to operate its business, return capital to shareholders or engage in alternative transactions; (6) the nature, cost and outcome of pending and future litigation and other legal proceedings, including any such proceedings related to the transactions and instituted against IKONICS and others; (7) the risk that the transaction may involve unexpected costs, liabilities or delays; (8) other economic, business, competitive, legal, regulatory, and/or tax factors; (9) the possibility that less than all or none of IKONICS’ historical business will be sold prior to the expiration of the CVRs; and (10) other factors described under the heading “Risk Factors” in the proxy statement/prospectus contained in the Registration Statement, as updated or supplemented by subsequent reports that IKONICS has filed or files with the SEC. Potential investors, shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. None of Holdco, IKONICS or TeraWulf assumes any obligation to publicly update any forward-looking statement after it is made, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

IKONICS CORPORATION

Date: December 9, 2021	/s/ Jon Gerlach
Jon Gerlach
Chief Financial Officer and Vice President of Finance